Exhibit 10.4

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

_____________, 2014

Arowana International

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Arowana Inc. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Arowana International shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia (or any successor location). In exchange therefore, the Company shall pay Arowana International the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Arowana International hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

AROWANA INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

AROWANA INTERNATIONAL

By:
Name:
Title: